                                    FORM 8-A

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                 FOR REGISTRATION OF CERTAIN CLASS OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                               SEAMED CORPORATION
             (Exact name of registrant as specified in its charter)

                WASHINGTON                           91-1002092
(State of incorporation or organization)  (I.R.S. Employer Identification No.)

           14500 NORTHEAST 87TH STREET, REDMOND, WASHINGTON 98052-3431
              (Address of principal executive offices) (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

    Title of each class                  Name of each exchange on which
    to be so registered                  each class is to be registered
            N/A                                       N/A

         If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A(c)(1), please check the following box. ---

         If this Form relates to registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A(c)(2), please check the following box. ---

Securities to be registered pursuant to Section 12(g) of the Act:

                      COMMON STOCK, NO PAR VALUE PER SHARE
                                (Title of class)

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.           Description of Registrant's Securities to be Registered.

         The information required by this item is incorporated by reference to the registrant's Registration Statement on Form S-1 (Registration No. 333-13455) (the "Registration Statement") under the headings: Prospectus Summary; Dividend Policy; Capitalization; Principal and Selling Shareholders; Description of Capital Stock; and Shares Eligible for Future Sale.

Item 2.           Exhibits.

         The information required by this item is incorporated by reference to Exhibits 3.1 and 3.2 to the Registration Statement.

                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized, on this 13th day of November, 1996.

                                       SEAMED CORPORATION

                                       By:  /s/ W. Robert Berg
                                          -------------------------------------
                                          W. Robert Berg
                                          President and Chief Executive Officer